As filed with the Securities and Exchange Commission on November 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAT BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1302696
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

Andrew A. Wiederhorn

Chief Executive Officer

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Allen Z. Sussman, Esq. General Counsel FAT Brands Inc. 9720 Wilshire Blvd, Suite 500 Beverly Hills, California 90212 Tel: (310) 319-1850	Mark J. Kelson, Esq. William Wong, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Tel: (310) 586-7700 Fax: (310) 586-7800

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.0001 per share	2,978,750	$11.16	$33,242,850	$3,081.61

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), which may become issuable under the FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan by reason of any stock splits, stock dividends, recapitalization, or similar transactions which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Capital Market on November 19, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed, pursuant to General Instruction E of Form S-8, for the purpose of registering an additional 2,978,750 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of FAT Brands Inc., a Delaware corporation (the “Company”), issuable under the FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Plan”). The shares of Class A Common Stock previously reserved for issuance under the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan were initially registered under the Company’s Registration Statement on Form S-8 (File No. 333-239031), filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2020 (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following information and documents previously filed with the SEC into this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2020, filed with the SEC on March 29, 2021;

●	The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 28, 2021, filed with the SEC on May 12, 2021, the quarterly period ended June 27, 2021, filed with the SEC on August 6, 2021, and the quarterly period ended September 26, 2021, filed with the SEC on November 8, 2021;

●	The Company’s Current Reports on Form 8-K, filed with the SEC on (i) December 30, 2020, as amended by Amendment No. 1 to Form 8-K filed on March 12, 2021, (ii) January 11, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (iii) January 28, 2021, (iv) February 26, 2021, (v) March 31, 2021, as amended by Amendment No. 1 to Form 8-K filed on April 1, 2021, (vi) April 22, 2021, (vii) April 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (viii) April 29, 2021, (ix) May 19, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on June 30, 2021, (x) May 28, 2021, (xi) June 15, 2021, (xii) June 28, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xiii) July 1, 2021, (xiv) July 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xv) July 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 5, 2021, (xvi) July 29, 2021, (xvii) August 2, 2021, (xviii) August 5, 2021, (xix) August 19, 2021, (xx) August 25, 2021, (xxi) August 30, 2021, (xxii) September 2, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiii) September 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiv) September 29, 2021, (xxv) October 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 15, 2021, (xxvi) October 19, 2021, (xxvii) October 22, 2021, (xxviii) October 25, 2021, (xxix) October 28, 2021, (xxx) November 3, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxxi) November 18, 2021, and (xxxii) November 24, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2021;

●	The Company’s Definitive Information Statement on Schedule 14C, filed with the SEC on July 20, 2021;

●	The Company’s Definitive Information Statement on Schedule 14C, filed with the SEC on August 3, 2021; and

●	The description of Class A Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 19, 2021, including any amendment or report filed for the purpose of updating such description.

The Company also incorporates by reference into this Registration Statements any additional documents that the Company may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

		Incorporated By Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation of the Company, effective August 16, 2021	8-K	3.1	08/19/2021

4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company, effective August 24, 2021	8-K	3.1	08/30/2021

4.3	Bylaws of the Company, effective October 15, 2021	8-K	3.1	10/19/2021

4.4	FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan	Schedule 14A (Proxy Statement)	Appendix A	09/09/2021

4.5	Forms of Award Agreements under the Amended and Restated 2017 Omnibus Equity Incentive Plan	S-8	4.6	06/09/2020

5.1	Opinion of Greenberg Traurig, LLP				X

23.1	Consent of Baker Tilly US, LLP				X

23.2	Consent of BDO USA, LLP				X

23.3	Consent of BDO USA, LLP				X

23.4	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)				X

24.1	Power of attorney for directors and officers of the Company (included on the signature page to this Registration Statement)				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 24th day of November, 2021.

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Name: Andrew A. Wiederhorn
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew A. Wiederhorn and Kenneth J. Kuick, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-8 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew A. Wiederhorn	President, Chief Executive Officer and Director	November 24, 2021
Andrew A. Wiederhorn	(Principal Executive Officer)

/s/ Kenneth J. Kuick	Chief Financial Officer	November 24, 2021
Kenneth J. Kuick	(Principal Financial and Accounting Officer)

/s/ Edward H. Rensi	Chairman of the Board of Directors	November 24, 2021
Edward H. Rensi

/s/ Kenneth J. Anderson	Director	November 24, 2021
Kenneth J. Anderson

/s/ Amy V. Forrestal	Director	November 24, 2021
Amy V. Forrestal

/s/ Squire Junger	Director	November 24, 2021
Squire Junger

/s/ James Neuhauser	Director	November 24, 2021
James Neuhauser

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